UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
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CoSine Communications, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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CoSine Communications, Inc.
560 South Winchester Blvd., Suite 500
San Jose, California 95128

October 24, 2005

To Our Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of CoSine Communications, Inc. to be held at the Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California on Tuesday, November 15, 2005, at 10:00 a.m. Pacific Time. Registration will begin at 9:00 a.m. Pacific Time.

This year's annual meeting is a very important one and we need your participation. In addition to the routine voting for the election of a Class II director to serve on our Board of Directors and the ratification of the appointment of Burr, Pilger and Mayer LLP as the Company's independent auditors, we are asking you to consider and vote upon two proposals to amend our Second Amended and Restated Certificate of Incorporation.

The first proposed amendment would de-classify our Board of Directors providing for an annual election of all our directors. We believe an annual election of all directors will allow our stockholders to effectively evaluate the performance of each director on a more frequent basis.

The second proposed amendment would generally restrict acquisitions of our securities by 5% stockholders in order to help assure the preservation of our tax net operating loss carryforwards (the "NOLs"). The Company’s estimated NOLs exceed $300 million at December 31, 2004. The Company believes that this amount will be available to shelter up to $300 million of future taxable income, subject to IRS rules and regulations. Adoption of the second proposed amendment is intended to help ensure the protection of this valuable asset for the benefit of all of the Company's stockholders.

The adoption of the proposal to amend our Second Amended and Restated Certificate of Incorporation to restrict certain acquisitions of our securities requires an approval threshold of two-thirds of all outstanding shares rather than a plurality or majority of shares voting. The adoption of the proposal to amend our Second Amended and Restated Certificate of Incorporation to declassify the Board of Directors providing for the annual election of all directors requires an approval threshold of a majority of all outstanding shares rather than a plurality or majority of shares voting. Your vote is, therefore, important. Regardless of the number of shares you own, we urge you to take the time now to vote the enclosed proxy. PLEASE REFER TO THE ENCLOSED PROXY STATEMENT FOR A COMPLETE DESCRIPTION OF THE PROPOSED AMENDMENTS.

The Board of Directors recommends that you vote FOR the election of the named nominee for the Class II director, FOR the approval of the proposal to amend the Company's Second Amended and Restated Certificate of Incorporation to de-classify the Board of Directors providing for an annual election of all our directors, FOR the approval of the proposal to amend the Company's Second Amended and Restated Certificate of Incorporation to restrict certain transfers of its securities to help assure the preservation of its net operating loss carryforwards and FOR ratification of the appointment of Burr, Pilger & Mayer LLP as independent auditors. Please refer to the proxy statement for detailed information on each of the proposals and the annual meeting. We look forward to your attendance with in person or by proxy.

Whether or not you plan to attend, the prompt execution and return of your proxy card by mail will both assure that your shares are represented at the meeting and minimize the cost of proxy solicitation.

Sincerely,

/s/ TERRY GIBSON

Terry Gibson
President and Chief Executive Officer

This letter contains certain forward-looking statements related to our future results, including regarding our redeployment strategy. Assumptions relating to forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. When used in this letter, the words "estimate," "intend," "believe" and "expect" and similar expressions are intended to identify forward-looking statements. In light of the significant uncertainties inherent in the forward-looking information included in this letter, you should not regard the inclusion of such information as our representation that we will achieve any strategy, objectives or other plans.

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
November 15, 2005

To the Stockholders of CoSine Communications, Inc.

      The 2005 Annual Meeting of Stockholders of CoSine Communications, Inc., a Delaware corporation, will be held on Tuesday, November 15, 2005, at 10:00 a.m. Pacific Time, at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California, for the following purposes:

1.	To elect one Class II director to the Company's board of directors.

2.	To approve a proposal to amend the Company's Second Amended and Restated Certificate of Incorporation to de-classify the Board of Directors providing for an annual election of all our directors.

3.
To approve a proposal to amend the Company's Second Amended and Restated Certificate of Incorporation to restrict certain acquisitions of its securities to help assure the preservation of its net operating loss carryforwards.

4.	To ratify the appointment of Burr, Pilger & Mayer LLP as independent auditors of the Company for the 2005 fiscal year.

5.	To transact such other business as may properly come before the meeting and at any adjournment or postponement of the meeting.

      These items are fully described in the proxy statement, which is part of this notice. We have not received notice of other matters that may be properly presented at the annual meeting.

All stockholders are cordially invited to attend the meeting. Stockholders of record at the close of business on October 3, 2005, the record date fixed by the board of directors, are entitled to notice of and to vote at the meeting.

By Order of the Board of Directors

/s/ TERRY GIBSON
________________________________
Terry Gibson
Secretary

San Jose, California
October 24, 2005

     Whether or not you expect to attend the meeting in person, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for the return your proxy by mail. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

CoSine Communications, Inc.
560 South Winchester Blvd., Suite 500
San Jose, California 95128

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD NOVEMBER 15, 2005

       The enclosed proxy is solicited by the board of directors of CoSine Communications, Inc. (“CoSine,” "Company,” "we," "us" or "our") for use at the annual meeting of stockholders to be held on November 15, 2005, at 10:00 a.m. local time the “Annual Meeting”) and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California.

At the Annual Meeting, you may vote on each of the following proposals:

Proposal 1:	To elect one Class II director to the Company's board of directors.

Proposal 2:	To approve a proposal to amend the Company's Second Amended and Restated Certificate of Incorporation to de-classify the Board of Directors providing for an annual election of all our directors.

Proposal 3:
To approve a proposal to amend the Company's Second Amended and Restated Certificate of   Incorporation to restrict certain acquisitions of its securities to help assure the preservation of its net operating loss carryforwards.

Proposal 4:	To ratify the appointment of Burr, Pilger & Mayer LLP as independent auditors of the Company for the 2005 fiscal year.

The Board of Directors recommends that you vote FOR Proposals 1, 2, 3 and 4.

The Company's principal executive office is located at 560 S. Winchester Blvd., Suite 500, San Jose, California 95128 and its telephone number is (408) 236-7518. This proxy statement and the accompanying proxy card were first mailed on or about October 24, 2005 to stockholders entitled to vote at the Annual Meeting.

      Only holders of record of CoSine’s Common Stock (“Common Stock”), at the close of business on October 3, 2005, will be entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, 10,090,365 shares of Common Stock were issued and outstanding.

To vote your proxy by mail, mark your vote on the enclosed proxy card and follow the other directions on the card. All valid proxies properly executed and received by the Company prior to the Annual Meeting will be voted in accordance with the instructions specified in the proxy card. Where no instructions are given, shares will be voted FOR the election of the named nominee for the Class II director, FOR the approval of the proposal to amend the Company's Second Amended and Restated Certificate of Incorporation to de-classify the Board of Directors providing for an annual election of all our directors, FOR the approval of the proposal to amend the Company's Second Amended and Restated Certificate of Incorporation to restrict certain transfers of its securities to help assure the preservation of its net operating loss carryforwards and FOR ratification of the appointment of Burr, Pilger & Mayer LLP as independent auditors. In addition to the solicitation of proxies pursuant to this proxy statement, certain directors, officers and employees of the Company, without extra compensation, may also solicit proxies personally or by telephone, mail or facsimile. Copies of proxy solicitation materials will be furnished to fiduciaries, custodians, banks and brokerage houses for forwarding to the beneficial owners of shares held in their names. The Company may reimburse persons and institutions representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners.

      You may revoke your proxy at any time prior to the close of the polls. The proxy may be revoked by delivering to Terry Gibson, Secretary of CoSine, an instrument of revocation or an executed proxy card bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person at the meeting. However, a stockholder who attends the meeting need not revoke the proxy and vote in person unless he or she wishes to do so.

The Common Stock does not have cumulative voting rights. Each holder of record of Common Stock on such date will be entitled to one vote, for each share held, on every matter submitted to the stockholders at the Annual Meeting.

The affirmative vote of a plurality of the votes cast in person or by proxy is necessary for the election of our Class II director (Proposal 1). The affirmative vote of the holders of two-thirds of our outstanding shares is necessary for the approval and adoption of the amendment to our Second Amended and Restated Certificate of Incorporation to declassify our Board of Directors (Proposal 2). The affirmative vote of a majority of our outstanding shares is necessary for the approval and adoption of the amendment to our Second Amended and Restated Certificate of Incorporation to restrict certain acquisitions of our securities to help assure the preservation of its net operating loss carryforwards (Proposal 3). The affirmative vote of a majority of the votes cast in person or by proxy is necessary for the approval and the ratification of the appointment of Burr, Pilger & Mayer LLP as our independent auditors (Proposal 4).

All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. Abstentions, which may be specified on all proposals other than the election of directors, are counted in tabulations of the votes cast on proposals presented to shareholders and will have the same effect as negative votes, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

PROPOSAL 1

ELECTION OF CLASS II DIRECTOR

Our board of directors consists of four members. Our certificate of incorporation currently provides for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms, so that a portion of our board of directors will be elected each year. The term of the Class II director expires at the Annual Meeting. The term of the Class III director will expire at the 2006 annual meeting. The term of the Class I director will expire at the 2007 annual meeting. All directors are currently elected for three-year terms. If our stockholders approve the amendment to our Second Amended and Restated Certificate of Incorporation, however, as described under Proposal 2 of this proxy statement, the terms of all directors, including the Class II director to be elected at the Annual Meeting, will expire at the 2006 Annual Meeting of Stockholders and the board of directors will consist of one class.

Set forth below is certain information regarding the nominee for the Class II director and the Class I and III directors whose terms currently expire in 2006 and 2007, respectively.

Name	Age	Position	Director Since

Class I Directors
Jack L. Howard	44	Director	2005
Terry Gibson	52	Director, Chief Executive Officer, Chief Financial Officer and Secretary	2005

Class II Director Nominee
Charles J. Abbe	64	Director	2000

Class III Director
Donald Green	74	Chairman of the Board	1999

R. David Spreng resigned as a director effective July 25, 2005. Effective July 25, 2005, Jack L. Howard was appointed to fill the vacancy created by Mr. Spreng's resignation.

There are no family relationships among any of our directors, officers or key employees.

Nominee for a Three-Year Term Expiring in 2008

Charles J. Abbe has been nominated by the Nominating Committee for election by the stockholders of the Company as the Class II director. If elected at the Annual Meeting, Mr. Abbe will serve until the 2008 annual meeting or until his successor is elected and qualified, unless our stockholders approve the amendment to our Second Amended and Restated Certificate of Incorporation, as described under Proposal 2 of this proxy statement, in which case Mr. Abbe's term would expire at the 2006 Annual Meeting of Stockholders.

     Charles J. Abbe. Mr. Abbe, 64, has served as a director of CoSine since August 2000. Until his retirement in June 2001, Mr. Abbe has served as president and chief operating officer of JDS Uniphase Corporation, a designer, developer and manufacturer of fiber optic products, since April 2000, following the merger of Optical Coating Laboratory, Inc. with JDS Uniphase in February of the same year. Mr. Abbe served as Optical Coating Laboratory’s president and chief executive officer from April 1998 to February 2000, as its president from November 1997 to April 1998 and as its vice president and general manager for North America and Asia from April 1996 to November 1997. Mr. Abbe currently serves as a director of Cymer, Inc., a manufacturer of semi-conductor equipment; a director of Xponent, Inc., a manufacturer of fiber optics components; and a director of Nova-Sol, Inc., a defense industry development company. Mr. Abbe holds a B.S. and an M.S. in chemical engineering from Cornell University and an M.B.A. from Stanford University.

 Class III Director Whose Term Will Expire in 2006

     Donald Green. Mr. Green, 74, has served as chairman of CoSine since March 2002 and as a director since June 1999. Mr. Green was a co-founder of Advanced Fibre Communications, Inc., a provider of multi-service access solutions for the telecommunications industry, and served as its chairman of the board from May 1999 until his retirement in September 2001, and also served as chief executive officer from May 1992 to May 1999. Mr. Green is also a director of Turin Networks, Inc. Mr. Green holds a higher national certificate in electrical engineering from Willesdon Technical College.

Class I Directors Whose Term Will Expire in 2007

      Terry R. Gibson. Mr. Gibson, 52, has served as a director and chief executive officer of CoSine since January 16, 2005 and as executive vice president and chief financial officer since joining CoSine in January 2002. Prior to joining us, Mr. Gibson served as chief financial officer of Calient Networks, Inc. from May 2000 through December 2001. He served as chief financial officer of Ramp Networks, Inc. from March 1999 to May 2000 and as chief financial officer of GaSonics, International from June 1996 through March 1999. Mr. Gibson holds a B.S. in Accounting from the University of Santa Clara.

Jack L. Howard. Mr. Howard, 44, has served as a director of Cosine since July 25, 2005 when he was elected to the board of directors to fill the vacancy created by Mr. Spreng's resignation. In 1993, Mr. Howard co-founded Steel Partners II, L.P. where he currently holds representative positions. Since 2004, Mr. Howard has served as  a director of BNS Holdings Corp., real estate management company. Mr. Howard has served as a director of WebFinancial Corp. (formerly Rose's Holdings Inc.), which owns WebBank Corp. a FDIC insured Industrial Loan Bank located in Salt Lake City, UT, since 1996 and as its Vice President since 1997 .  In 2005, Mr. Howard began serving as a director of WHX Corporation. Mr. Howard is a Principal of Mutual Securities, Inc., a registered broker-dealer.  Mr. Howard holds a B.A. in Finance from the University of Oregon.

      Messrs. Green, Gibson and Howard are not up for election at the 2005 Annual Meeting.

      Under Delaware law, if a quorum of the holders of our Common Stock is present at the Annual Meeting, the Class II director nominee who receives the greatest number of votes cast will be elected director. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominee listed below. If the nominee becomes unable to serve, the holders of the proxies may, in their discretion, vote the shares for substitute nominee designated by the board of directors.

The Board Of Directors Unanimously Recommends A Vote For The Election Of Mr. Abbe
As A Class II Director.

PROPOSAL 2

APPROVAL OF THE AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO DECLASSIFY OUR BOARD OF DIRECTORS PROVIDING FOR THE ANNUAL ELECTION OF ALL OF OUR DIRECTORS

On September 29, 2005, the board of directors unanimously approved, upon the recommendation of the Nominating and Corporate Governance Committee, an amendment to our Second Amended and Restated Certificate of Incorporation to provide for the annual election of all of our directors, subject to approval by our stockholders at the Annual Meeting.

Under Article VII of our Second Amended and Restated of Incorporation, the board of directors is currently divided into three classes with directors elected to staggered three-year terms. Approximately one-third of the directors stand for election each year. Our board of directors has determined that it is advisable and in the best interests of the Company to eliminate the classified board of directors, thereby permitting the Company’s stockholders to elect all members of the board of directors annually. The board or directors is seeking approval of an amendment to Article VII of its Second Amended and Restated of Incorporation to declassify the board of directors providing for the annual election of all directors, commencing with the 2006 Annual Meeting. The proposed amendment to Article VII of our Second Amended and Restated Certificate of Incorporation are attached to this proxy statement as Annex A.

The classification of directors historically has been widely viewed as having the effect of promoting continuity and stability in the management of the business and affairs of a company and encouraging persons considering unsolicited tender offers or other unilateral takeover actions to negotiate with the target company’s board of directors rather than pursue non-negotiated takeover attempts. While the board of directors believes these are important concerns, after careful consideration and because there is no limit to the number of terms an individual may serve, the board also believes that continuity and stability of the board’s membership, our policies and long-term strategic planning should not be affected by declassification. The board further believes that declassified boards are perceived more positively by the investment community than classified boards. In addition, because a staggered board limits the ability of stockholders to elect all directors on an annual basis, it may discourage proxy contests in which stockholders have an opportunity to vote for a competing slate of nominees. Declassifying the board could therefore make it more likely that potential acquirers may offer the Company’s stockholders a control premium for their shares. Our board is submitting this proposal as part of its ongoing evaluation of its corporate governance practices to ensure that such practices, including the mechanism for the election of directors, remain in the best interests of the Company and its stockholders. This proposal is neither the result of any effort to unseat incumbent directors nor the result of any effort by any person to take control of the board.

Under Article XI of our Second Amended and Restated Certificate of Incorporation, approval of the proposed amendment to Article VII of our Second Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of at least at least sixty-six and two-thirds percent (66-2/3%) of our outstanding stock. Abstentions and broker non-votes will count toward the presence of a quorum and will have the same effect as votes against the proposal.

Our Board Of Directors Unanimously Recommends A Vote For The Proposed Amendment To Article VII Of Our Second Amended And Restated Certificate Of Incorporation To Declassify the Board of Directors.

PROPOSAL 3

APPROVAL OF THE AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO RESTRICT CERTAIN ACQUISITIONS OF OUR SECURITIES TO HELP ASSURE THE PRESERVATION OF OUR NET OPERATING LOSS CARRYFORWARDS

Introduction

For the taxable year beginning January 1, 2005, we had available net operating loss carryforwards ("NOLs") of approximately $300 million to offset our future taxable income. NOLs benefit us by offsetting future taxable income, if any, dollar-for-dollar by the amount of the NOLs, thereby eliminating (subject to an alternative minimum tax) the U.S. federal corporate tax on such income. The benefit of the NOLs can be reduced or eliminated if we undergo an "ownership change" (as described below) through acquisitions of capital stock by which stockholders or groups of stockholders, each of whom owns at least 5% of our capital stock, increase their ownership of our capital stock by more than 50 percentage points within a three year period. Our board of directors believes the best interests of the Company and its stockholders will be served by adopting provisions (the "Acquisition Restrictions") in our Second Amended and Restated Certificate of Incorporation that are designed to restrict direct and indirect acquisitions of our equity securities if such acquisition will affect the percentage of capital stock that is treated as owned by a 5% stockholder.

The Acquisition Restrictions will be adopted as an amendment to Article VI of the Second Amended and Restated Certificate of Incorporation of the Company. STOCKHOLDERS ARE URGED TO READ CAREFULLY THE ACCOMPANYING ANNEX B WHICH SETS FORTH THE ACQUISITION RESTRICTIONS.

On September 29, 2005, the board of directors unanimously approved the Acquisition Restrictions. The discussion set forth below is qualified in its entirety by reference to the accompanying Annex B.

Vote Required To Approve The Acquisition Restrictions

The affirmative vote of the holders of a majority of the outstanding shares of our Common Stock is necessary for the approval and adoption of this amendment to our Second Amended and Restated Certificate of Incorporation.

Background Regarding Delaware Law

Acquisition restrictions similar to the Acquisition Restrictions are permitted under Section 202 of the General Corporation Law of the State of Delaware (the "DGCL"). Under the DGCL, a corporation may provide in its certificate of incorporation that an acquisition of a security of the corporation to designated persons or classes of persons may be prohibited so long as the designation of the persons or classes of persons is not manifestly unreasonable. Section 202(d)(1) of the DGCL expressly provides that a restriction on the acquisition of shares of capital stock of a corporation shall be conclusively presumed to be for a reasonable purpose if the purpose of such restriction is to maintain any local, state, U.S. federal or foreign tax attribute to the corporation, including but not limited to maintaining net operating losses. The acquisition restriction must be noted conspicuously on the certificate representing the shares to be enforceable against the holder of the restricted shares or any successor or transferee of the holder. If the restriction is not conspicuously noted on the certificate representing the shares, the DGCL provides that the restriction is ineffective except against a person with actual knowledge of the restriction. Accordingly, if the Acquisition Restrictions are approved all certificates representing newly issued shares of our Common Stock as well as certificates issued in connection with the transfer of shares that are subject to the Acquisition Restrictions, will be issued with the Acquisition Restriction noted conspicuously on the certificates representing such shares of our Common Stock.

Under the DGCL, the Acquisition Restrictions will not be binding with respect to shares issued prior to the inclusion of such restrictions in our Second Amended and Restated Certificate of Incorporation unless the holders of such shares agree to the restrictions or vote in favor of the restriction. Consequently shares of our Common Stock not voted in favor of the Acquisition Restrictions will not be subject to the restriction. All shares of our Common Stock voted in favor of the Acquisition Restrictions however will be subject to the Acquisition Restrictions including as to subsequent transferees, subject to the requirements regarding notice set forth above. Accordingly, the Acquisition Restrictions would not be enforceable against any purchaser of shares of our Common Stock from a stockholder who voted against the Acquisition Restrictions, whether or not the purchaser of such shares had actual knowledge of the Acquisition Restrictions.

Stockholders should be further aware that if any shares of our Common Stock owned by them as of the Record Date or are held in "street name" and such shares are voted in favor of the Acquisition Restrictions, then such shares of our Common Stock will be subject to the Acquisition Restrictions. With respect to non-routine matters, such as the proposal to adopt the Acquisition Restrictions, brokers do not have discretionary voting power and cannot vote unless they receive prior instructions from the beneficial owner. Accordingly, if your shares of our Common Stock are held in "street name," a broker-dealer holding the shares for your benefit will be precluded from voting in favor of the Acquisition Restrictions, and the Acquisition Restrictions will not be binding against you, unless such broker-dealer receives specific instructions from you to vote in favor of the Acquisition Restrictions. We do not intend to enforce the Acquisition Restrictions against any "street name" holder as of the Record Date unless we can reasonably determine that the Common Stock owned by them was voted in favor of the Acquisition Restrictions.

In the event a stockholder acquires shares of our Common Stock subsequent to the Record Date with actual knowledge of the proposed Acquisition Restrictions, but prior to the adoption of the Acquisition Restrictions, and the holder of such shares as of the Record Date votes in favor of the Acquisition Restrictions, then we will enforce the Acquisition Restrictions against such shares of our Common Stock.

We intend to enforce the Acquisition Restrictions vigorously against all current and future holders of our Common Stock, to the extent such shares are subject to the Acquisition Restrictions. All stockholders should carefully consider this consequence in determining whether to vote in favor of the Acquisition Restrictions.

Purpose Of The Acquisition Restrictions

The Acquisition Restrictions are designed to restrict direct and indirect acquisitions of our capital stock that could result in the imposition of limitations on our use, for U.S. federal income tax purposes, of the NOLs and other tax attributes that are and will be available to us, as discussed more fully below.

Our NOLs And Section 382

For the taxable year beginning January 1, 2005, we had available U.S. federal NOLs of approximately $300 million to offset our future taxable income. For U.S. federal income tax purposes, these NOLs will begin to expire in varying amounts beginning in the year 2013 to the extent not previously absorbed. NOLs benefit us by offsetting taxable income dollar-for-dollar by the amount of the NOLs, thereby eliminating substantially all of the U.S. federal corporate tax on such income. The maximum U.S. federal corporate tax rate is currently 35%. The benefit of a corporation's NOLs can be reduced or eliminated under Section 382 of the Code if a corporation undergoes an "ownership change," as defined in Section 382. Generally, an ownership change occurs if one or more stockholders, each of whom owns 5% or more in value of a corporation's capital stock, increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such stockholders at any time during the preceding three-year period. For this purpose, all holders who each own less than 5% of a corporation's capital stock are generally treated together as one (or, in certain cases, more than one) 5% stockholder. Transactions in the public markets among stockholders owning less than 5% of the equity securities, whether within one or more "public" groups of 5% stockholders, are therefore not included in the calculation because those transactions cannot increase the percentage interest of a 5% stockholder for purposes of Section 382. In addition, certain constructive ownership rules, which generally attribute ownership of stock owned by estates, trusts, corporations, partnerships or other entities to the ultimate indirect individual owner thereof, or to related individuals, are applied in determining the level of stock ownership of a particular stockholder. Special rules can result in the treatment of options (including warrants) or other similar interests as having been exercised if such treatment would result in an ownership change. All percentage determinations are based on the fair market value of a corporation's capital stock.

If an ownership change of the Company were to occur, the amount of taxable income in any year (or portion of a year) subsequent to the ownership change that could be offset by U.S. federal NOLs or other carryovers prior to such ownership change could not exceed the product obtained by multiplying (i) the aggregate value of our stock immediately prior to the ownership change (with certain adjustments) by (ii) the then applicable U.S. federal long-term tax exempt rate (currently 4.58%) (the "Section 382 limitation"). Any portion of the annual Section 382 limitation amount not utilized in any year may be carried forward to increase the available Section 382 limitation amount for the succeeding tax year. Thus, the effect of an ownership change could be to reduce significantly the annual utilization of our NOLs and to cause a very substantial portion of the NOLs to expire prior to their use.

Description Of The Acquisition Restrictions

THE FOLLOWING IS A BRIEF SUMMARY OF THE PROPOSED ACQUISITION RESTRICTIONS. ALL STOCKHOLDERS ARE URGED TO READ THE FULL TEXT OF THE PROPOSED ACQUISITION RESTRICTIONS SET FORTH IN THE ACCOMPANYING ANNEX B HERETO.

The amendment to our Second Amended and Restated Certificate of Incorporation generally will restrict any person from attempting to purchase or acquire (any such purchase or acquisition being an "Acquisition"), any direct or indirect interest in CoSine capital stock (or options, warrants or other rights to acquire CoSine's capital stock, or securities convertible or exchangeable into CoSine capital stock), if such Acquisition would affect the percentage of CoSine's capital stock owned by a 5% stockholder (any person attempting such a purchase or acquisition, being referred to as a "Restricted Holder"). For purposes of determining the existence and identity of, and the amount of capital stock owned by, any 5% stockholder or Restricted Holders, we are entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date and (b) its actual knowledge of the ownership of its capital stock.

In order for the Acquisition Restrictions to be effectively enforced, the amendment to the Company's Second Amended and Restated Certificate of Incorporation will further provide that a Restricted Holder will be required, prior to the date of any proposed Acquisition, to request in writing (a "Request") that the board of directors review the proposed Acquisition and authorize or not authorize such proposed Acquisition. If a Restricted Holder seeks to effect an Acquisition, then at the next regularly scheduled meeting of the board of directors following the tenth business day after receipt by the Secretary of CoSine of a Request, the board of directors will be required to determine whether to authorize the proposed Acquisition described in the Request. The board intends to respond to all Requests to effect an Acquisition as expeditiously as reasonably possible and endeavor to provide a response to all such Requests promptly upon the consideration of such Request.

Any determination made by the board of directors as whether to authorize a proposed Acquisition, will be made in the sole discretion and judgment of the board. The board intends to promptly inform any Restricted Holder making the Request to be informed of such determination. Additionally, any Restricted Holder who makes such a Request shall reimburse the Company, on demand, for all reasonable costs and expenses incurred by us with respect to any proposed Acquisition, which may be material in relation to the Acquisition and will include the fees and expenses of any attorneys, accountants or other advisors retained by us in connection with such determination.

Any Acquisition attempted to be made in violation of the Acquisition Restrictions will be null and void. In the event of an attempted or purported Acquisition in violation of the Acquisition Restrictions, the transferor shall be deemed to remain the owner of such shares. In the event of an attempted or purported Acquisition by a Restricted Holder in violation of the Acquisition Restrictions, we shall be deemed pursuant to the terms of the amendment to our Second Amended and Restated Certificate of Incorporation to be the agent for the transferor of such capital stock. We shall be such agent for the limited purpose of consummating a sale, reasonably necessary to help ensure the preservation of our NOL, of the subject shares to a person who is not a Restricted Holder (an "eligible transferee"), which may include, without limitation, the transferor. While such a sale will be effectuated on an arms length basis, such sale may vary from the original terms of the transaction involving the Restricted Holder and could be on terms, including those relating to pricing, that are less favorable to the transferor than the original terms.

The record ownership of the subject shares shall remain in the name of the transferor until the shares have been sold by us or our assignee, as agent, to an eligible transferee and the purported transferee would not be recognized as the owner of the shares owned in violation of the restrictions for any purpose, including for purposes of voting and receiving dividends or other distributions in respect of such stock, or in the case of options, receiving stock in respect of their exercise.

In deciding whether to approve any proposed restricted Acquisition of capital stock by a Restricted Holder, our board of directors may seek the advice of its attorneys, accountants or other advisors with respect to our preservation of our NOLs and may request all information from the Restricted Holder with respect to all capital stock directly or indirectly owned by such Restricted Holder reasonably necessary to make our determination.

The amendment to our Second Amended and Restated Certificate of Incorporation provides that any person who knowingly violates the Acquisition Restrictions or any persons in the same control group with such person shall be jointly and severally liable to the Company for, and shall indemnify and hold the Company harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of our ability to use our NOLs.

Assuming adoption by our stockholders of the Acquisition Restrictions, Article IV of our Second Amended and Restated Certificate of Incorporation will provide that all certificates representing newly issued shares of our capital stock or shares voted in favor of the Acquisition Restrictions and subsequently submitted for transfer, must bear the following legend:

"The Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") of CoSine Communications, Inc. contains restrictions prohibiting the purchase or acquisition (collectively, the "Acquisition") of any capital stock without the authorization of the Board of Directors of CoSine Communications, Inc. (the "Board of Directors"), if such Acquisition affects the percentage of capital stock that is treated as owned by a five percent shareholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder), and such Acquisition would, in the sole discretion and judgment of the Board of Directors, jeopardize CoSine Communications, Inc.'s preservation of its U.S. federal income tax attributes pursuant to Section 382 of the Code and is not otherwise in the best interests of CoSine Communications, Inc. and its stockholders. CoSine Communications, Inc. will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation, containing the above-referenced restrictions on acquisitions of stock, upon written request to CoSine Communications, Inc. at its principal place of business."

We intend to issue instructions to or make arrangements with the transfer agent for our Common Stock to implement the Acquisition Restrictions. These instructions or arrangements may result in the delay or refusal of Acquisitions initially determined by the transfer agent to be in violation of the Acquisition Restrictions, including such Acquisitions as might be ultimately determined by us and our transfer agent not to be in violation of such restrictions. We believe that such delays would be minimal but could occur at any time while the Acquisition Restrictions are in effect.

Continued Risk Of Ownership Change

Despite the adoption of the Acquisition Restrictions, there still remains a risk that certain changes in relationships among stockholders or other events will cause an "ownership change" of the Company under Section 382.

We believe the Acquisition Restrictions are enforceable. The Internal Revenue Service (the "IRS") has issued several private letter rulings in this area that indicate that, to the extent Acquisition Restrictions are enforceable and are enforced by a company, their terms will be respected for purposes of applying Section 382. However, private letter rulings issued by the IRS cannot be relied upon as legal precedent. There can be no assurance, therefore, that if Acquisitions in violation of the Acquisition Restrictions are attempted, the IRS will not assert that such Acquisitions have U.S. federal income tax significance notwithstanding the Acquisition Restrictions.

As noted above, under Delaware law, the Acquisition Restrictions are not binding with respect to shares issued prior to the adoption of the Acquisition Restrictions unless a holder of the shares voted in favor of the
Acquisition Restrictions and the Acquisition Restriction is noted conspicuously on the certificate representing the shares, or the holder of the shares had actual knowledge of the Acquisition Restrictions. Therefore, even if the Acquisition Restrictions are approved, we cannot assure you that all of the Acquisition Restrictions will be enforceable in Delaware courts.

Board Power To Waive Or Modify Acquisition Restrictions

The board of directors has the discretion to approve an Acquisition of stock that would otherwise violate the Acquisition Restrictions in circumstances where it determines that such Acquisition is in the best interests of the Company and its stockholders. In determining whether or not to permit an Acquisition which may result in violation of the Acquisition Restrictions, the board of directors may consider factors it deems relevant including the likelihood that the Acquisition would result in an ownership change to occur that would limit our use of our NOL. For example, the board may grant a waiver of the Acquisition Restrictions in connection with a capital raising transaction or the sale of Common Stock that the board believes is not reasonably likely to result in a material loss of our ability to utilize our NOLs.

If the board of directors decides to permit an Acquisition that would otherwise violate the Acquisition Restrictions, that Acquisition or later Acquisitions may result in an ownership change that would limit the our use of our NOLs.

In addition, the board of directors is authorized to eliminate the Acquisition Restrictions, modify the applicable allowable percentage ownership interest or modify any of the terms and conditions of the Acquisition Restrictions provided that the board of directors concludes in writing that such change is reasonably necessary or advisable to preserve our NOLs or that the continuation of the affected terms and conditions of the Acquisition Restrictions is no longer reasonably necessary for such purpose. Written notice of any such determination will be provided to stockholders.

As a result of the foregoing, the Acquisition Restrictions serve to reduce, but not necessarily eliminate, the risk that Section 382 will cause the limitations described above to apply to the use of our NOLs.

In addition, even if our stockholders approve the proposed Acquisition Restrictions, our board of directors reserves the right to abandon the proposed amendment to our Second Amended and Restated Certificate of Incorporation at any time prior to the filing of the proposed amendment. The board of directors will abandon the proposal if it determines that such abandonment would be in the best interests of the Company or its stockholders.

Anti-Takeover Effect

The board of directors unanimously recommends that the Acquisition Restrictions should be adopted for the reasons set forth in this proxy statement, stockholders, however, should be aware that the Acquisition Restrictions may have anti-takeover effects because they will restrict the ability of a person or entity or group thereof from accumulating an aggregate of 5% or more of our capital stock and the ability of persons, entities or groups now owning 5% or more of our capital stock from acquiring additional stock. Although the Acquisition Restrictions are designed as a protective measure to preserve and protect our NOL, the Acquisition Restrictions may have the effect of impeding or discouraging a merger, tender offer or proxy contest, even if such a transaction may be favorable to the interests of some or all of our stockholders. This might prevent stockholders from realizing an opportunity to sell all or a portion of their shares of our Common Stock at higher than market prices. In addition the Acquisition Restrictions may delay the assumption of control by a holder of a large block of capital stock and the removal of incumbent directors and management, even if such removal may be beneficial to some or all of our stockholders.

The Acquisition Restrictions are not in response to any effort that we are aware of to accumulate our Common Stock or to obtain control of the Company. The board of directors considers the Acquisition Restrictions to be reasonable and in the best interests of the Company and its stockholders because the Acquisition Restrictions reduce certain of the risks that we will be unable to utilize our available NOLs. In the opinion of the board of directors, the fundamental importance to our stockholders of maintaining the availability of the NOLs to us is a more significant consideration than the indirect "anti-takeover" effect the Acquisition Restrictions may have.

The anti-takeover effect should also be considered in light of other existing circumstances applicable to us, which could also have the effect of preventing a takeover. Our Second Amended and Restated Certificate of Incorporation authorizes 300,000,000 shares of Common Stock, not all of which have been reserved or issued. These shares of authorized and available Common Stock could, within the limits imposed by applicable law, be issued by us as a means to discourage a potential acquirer from seeking control of the Company by diluting public ownership of the Company. In addition, our Second Amended and Restated Certificate of Incorporation provides that our board of directors will be authorized to issue from time to time, without further stockholder approval, up to 3,000,000 shares of preferred stock in one or more series and to fix or alter the designations, preferences, rights and any qualifications, limitations or restrictions of the shares of each series, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption price or prices, liquidation preferences and the number of shares constituting any series or designations of any series. Such shares of preferred stock could have preferences over our Common Stock including with respect to dividends and liquidation rights. We may issue additional preferred stock in ways, which may delay, defer or prevent a change in control of the Company without further action by our stockholders. Such shares of preferred stock may be issued with voting rights that may adversely affect the voting power of the holders of our Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of class or series voting rights.

Section 203 of the DGCL, may also be deemed to have certain anti-takeover effects by prescribing certain voting requirements in instances in which there is a transaction between a publicly held Delaware corporation and an "interested stockholder" (defined generally as a person owning 15% or more of a corporation's outstanding voting stock) during the three year period following the time such person became an interested stockholder.

Possible Effect On Liquidity

The Acquisition Restrictions will restrict a stockholder's ability to acquire, directly or indirectly, additional capital stock of CoSine in excess of the specified limitations. Furthermore, a stockholder's ability to dispose of such stockholder's capital stock is restricted as a result of the Acquisition Restrictions, and a stockholder's ownership of capital stock may become subject to the Acquisition Restrictions upon the actions taken by related persons. If the Acquisition Restrictions were approved, we would impose a legend reflecting the Acquisition Restrictions on certificates representing newly issued or transferred shares of capital stock. These restrictions increase the risk of ownership of our capital stock. These restrictions may also result in a decreased valuation of our capital stock due to the resulting restrictions on Acquisitions to persons directly or indirectly owning or seeking to acquire a significant block of our capital stock.

Our Board Of Directors Unanimously Recommends A Vote For The Proposed Amendment To Article IV Of Our Second Amended And Restated Certificate Of Incorporation To Restrict Certain Acquisitions Of Our Securities To Help Assure The Preservation Of Our Net Operating Loss Carryforwards.

PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS FOR THE 2005 FISCAL YEAR

      The Audit Committee of the our board of directors has appointed Burr, Pilger & Mayer LLP as independent auditors to examine our consolidated financial statements for the fiscal year ending December 31, 2005 and to render other professional services as required.

      As a matter of good corporate governance, the Audit Committee is submitting the appointment of Burr, Pilger & Mayer LLP as our independent auditors for the 2005 fiscal year to stockholders for ratification. In the event that appointment of Burr, Pilger & Mayer LLP is not ratified by a majority of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote, the Audit Committee will review its future selections of independent auditors.

Representatives of Burr, Pilger & Mayer LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and are expected to be available to respond to appropriate questions from the stockholders.

On October 11, 2004, the Company engaged Burr, Pilger & Mayer LLP as the Company’s new independent auditors to provide financial audit services for fiscal year 2004. The selection of Burr, Pilger & Mayer LLP as the Company’s new independent auditors for 2004 was made after the resignation of the Company's former independent auditors, Ernst & Young LLP and after having solicited proposals from and interviewed a number of qualified independent auditing firms.

Ernst & Young LLP resigned as the Company’s independent auditors effective upon the filing of the Company’s quarterly report on Form 10-Q for the quarter ending September 30, 2004. Ernst & Young LLP had served as independent auditors to the Company since 1999. The reports of Ernst & Young LLP on the Company’s financial statements as of and for the years ended December 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of the Company’s fiscal years ended December 31, 2003 and 2002 and the subsequent interim period there were no disagreements between Ernst & Young LLP and the Company on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, that, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements for such years. The Company reported the resignation of Ernst & Young LLP in its Report on Form 8-K filed with the Securities and Exchange Commission on September 20, 2004. Prior to filing, the Company provided a copy of its Report on Form 8-K to Ernst & Young LLP and requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agreed with the statements made by the Company in its Report on Form 8-K. Ernst & Young LLP furnished such a letter, dated September 17, 2004, a copy of which was filed with the Securities and Exchange Commission on September 20, 2004.

Representatives of Ernst & Young LLP will not be present at the Annual Meeting.

Aggregate fees for professional services rendered by Ernst & Young LLP and Burr, Pilger & Mayer LLP during fiscal years 2003 and 2004 were as follows:

	2004	2003
Audit Fees — Ernst & Young(1)	$179,300	$264,208
Audit Fees — Burr, Pilger & Mayer(1)	235,000	—

Total audit fees	414,300	264,208
Audit related fees — Ernst & Young(2)	—	6,400
Tax fees(3)	—	35,647
All other fees(4)	5,600	14,314

Total	$419,900	$320,569

(1)	Audit fees include fees associated with the annual audit and 10-K, and the reviews of the Company’s quarterly reports on Form 10-Q.
(2)	Audit-related fees principally included accounting consultations.
(3)	Tax fees included tax compliance and tax advice.
(4)	All other fees principally included stock options advice, internal control consultation and subsidiary liquidation services.

Effective May 2003, all professional services rendered by Burr, Pilger & Mayer LLP and Ernst & Young LLP are required to be pre-approved by the audit committee. In fiscal years 2003 (effective May 2003) and 2004, all services were pre-approved by the audit committee. The Audit Committee pre-approves and reviews audit and non-audit services performed by its independent auditors as well as the fees charged by its independent auditors for such services. As part of it's pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on the auditors’ independence. To avoid certain potential conflicts of interest in maintaining auditor independence, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent auditing firm. The Audit Committee approved all of the services provided by Ernst & Young LLP and Burr, Pilger & Mayer LLP in 2003 and 2004.

The affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy and entitled to vote is required for ratification of the appointment of Burr, Pilger & Mayer LLP as our independent auditors for 2005.

The Board Of Directors Unanimously Recommends A Vote FOR The Ratification Of The Appointment Of Burr, Pilger & Mayer LLP As Our Independent Auditors The 2005 Fiscal Year.

OTHER INFORMATION

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of October 3, 2005, unless otherwise noted, by: (i) each person or entity who is known by the Company to own beneficially 5% or more of the Company’s outstanding Common Stock; (ii) each director of the Company; (iii) the executive officers named in the Summary Compensation Table set forth in the “Executive Compensation” section of this proxy statement (the “Named Executive Officers”); and (iv) all directors and executive officers of the Company who were serving on the board and/or were in office as of October 3, 2005 as a group.

	Shares of Common Stock
	Beneficially Owned(2)
		Percent of
Name and Address of Beneficial Owner(1)	Number	Class(3)

5% Stockholders
Steel Partners II, L.P. (4)	2,409,884	23.9%
590 Madison Avenue, 32nd Floor
New York, NY 10022
George W. Haywood (5)	1,889,597	18.7%
c/o Cronin and VRIS, LLP
380 Madison Avenue
New York, NY 10017
Empyrean Capital Partners, LP (6)	760,000	7.5%
10250 Constellation Boulevard, Suite 2950
Los Angeles, CA 90667
Dimensional Fund Advisors Inc.(7)	688,053	6.8%
1299 Ocean Avenue
11th Floor
Santa Monica, CA 90401
Freestone Advisors LLC(8)	561,637	5.6%
1191 Second Avenue, Suite 2100
Seattle, WA 98101
Directors and Named Executive Officers
Terry Gibson, Director, Chief Executive Officer, Chief Financial Officer and Secretary	-	-
Charles J. Abbe, Director(9)	13,075	*
Donald Green, Chairman(10)	35,419	*
Jack L. Howard, Director (11)	170,800	1.7%
Stephen Goggiano(12)	-	-
All directors and current executive officers as a group (4 persons)(13)	219,294	2.2%
_________________________________________________________________________________________________________

*	Less than 1%.

(1)
Unless otherwise indicated, the address for each listed stockholder is c/o CoSine Communications, Inc., 560 South Winchester Blvd. Suite 500, San Jose, CA 95128. Except as otherwise indicated, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)
Beneficial ownership is determined in accordance with the rules promulgated by the Securities and Exchange Commission. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after October 3, 2005 (or as of December 2, 2005) through the exercise of any stock option or other right. Shares of common stock subject to options that are presently exercisable or exercisable within 60 days after October 3, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

(3)	Percentage of beneficial ownership is based on 10,090,635 shares of common stock outstanding as of October 3, 2005, adjusted as required by rules promulgated by the Securities and Exchange Commission.

(4)
Steel Partners II, L.P. holds sole voting and investment power over all 2,409,884 shares. Steel Partners, L.C.C. is the general partner of Steel Partners II, L.P. Warren G. Lichtenstein is the sole managing member of Steel Partners, L.C.C. and, in such capacity, holds sole voting and investment power over all 2,409,884 shares. Jack L. Howard, a director of the Company, co-founded Steel Partners II, L.P. where he  currently holds representative positions. Mr. Howard is also the director and President of JL Howard, Inc. and J Howard, Inc. and, in such capacities, holds sole voting and investment power over 500 shares of the Company stock held by JL Howard, Inc. and 170,300 shares of the Company stock held by J Howard, Inc. The information in this footnote is based upon the Schedule 13D/A filed July 27, 2005 and a Form 4 filed on July 29, 2005 on behalf of Steel Partners II, L.P., Steel Partners, L.C.C., Mr. Lichtenstein, Mr. Howard, JL Howard, Inc., and J Howard, Inc.

(5)
Of the 1,889,597 shares, 1,802,197 shares are directly owned by Mr. Haywood and 87,400 shares are indirectly owned by him. Of these 87,400 shares, 60,000 are indirectly owned through Mr. Haywood’s spouse and 27,400 are indirectly owned through his children. The information in this footnote is based upon the Schedule 13G/A filed February 14, 2005 on behalf of Mr. Haywood.

(6)
Of the 760,000 shares, 265,208 shares are held directly by Empyrean Capital Fund, LP ("ECF") which has shared voting and investment power over such shares, LP, 444,617 shares are held by Empyrean Capital Overseas Fund, Ltd. ("ECOF") which has shared voting and investment power over such shares and 50, 175 shares are held by Empyrean Capital Overseas Benefit Plan Fund, Ltd. ("ECOBPF") which has shared voting and investment power over such shares. Empyrean Capital Partners, LP ("ECP) is the investment manager for ECF, ECOF and ECOBPF and in such capacity holds shared voting and investment power over all 760,000 shares. Empyrean Capital , LLC is the general partner of ECP and in such capacity holds shared voting and investment power over all 760,000 shares. Empyrean Associates, LLC ("EA") is the general partner of ECF and in such capacity holds shares voting and investment power over 265,208 shares. Amos Meron, Michael Price and Scott Imbach are the managing members of EC and EA and in such capacities share voting and investment power over all 760,000 shares. The information in this footnote is based upon the Schedule 13G filed August 15, 2005 on behalf of Messrs. Meron, Price, Imbach, EC, EA, ECP, ECF, ECOF and ECOBPF.

(7)
Dimensional Fund Advisors Inc. holds sole voting and investment power over all of the 688,053 shares pursuant to separate arrangements whereby it acts as investment adviser to certain entities. The information in this footnote is based upon the Schedule 13G filed January 19, 2005 on behalf of Dimensional Fund Advisors Inc.

(8)
Freestone Advisors LLC holds shared voting and investment power over 511,637 of the 561,637 shares with and is the general partner of Freestone Opportunity Partners LP of which Gary I. Furukawa and Randall C. Buck are managing members. In their capacities as managing members of Freestone Opportunity Partners LP, Mr. Furukawa and Mr. Buck also have shared voting power and investment power over 511,637 of the 561,637 shares. Mr. Furukawa has sole voting and investment power over 50,000 of the 561,637 shares. The information in this footnote is based upon the Schedule 13G filed January 19, 2005 on behalf of Freestone Advisors LLC, Freestone Opportunity Partners LP, Mr. Furukawa and Mr. Buck.

(9)	Of the 13,075 shares, 9,875 are subject to exercisable options.

(10)
Of the 35,419 shares, 4,875 are subject to exercisable options, 173 shares are owned directly by Green Venture Capital I, L.P. and 14.265 shares are owned directly by Green Venture Capital II, L.P. Mr. Green is the general partner of Green Venture Capital I, L.P. and Green Venture Capital II, L.P. Mr. Green disclaims beneficial ownership of the shares owned directly by Green Venture Capital I, L.P. and Green Venture Capital II, L.P., except to the extent of his pecuniary interest in the shares.

(11)
Mr. Howard is also the director and President of JL Howard, Inc. and J Howard, Inc. and, in such capacities, holds sole voting and investment power over 500 shares of the Company stock held by JL Howard, Inc. and 170,300 shares of the Company stock held by J Howard, Inc. Mr. Howard co-founded Steel Partners II, L.P. where he currently holds representative positions. Steel Partners II, L.P. has sole voting and investment power over 2,409,884 shares of the Company's stock as explained in footnote 4 above.

(12)	Mr. Goggiano was a director and the chief executive officer of the Company until his death on January 14, 2005.

(13)
Of the 219,294 shares, 14,438 shares are owned by Green Venture Capital I, L.P. and Green Venture Capital II, L.P as explained in footnote 10 above, 500 shares are held by JL Howard, Inc. and 170,300 shares are held by J Howard, Inc. as explained in footnote 11 above, and an additional 14,750 shares are subject to options that are exercisable within 60 days of October 3, 2005 all of which will be vested as of December 2, 2005.

Change Of Control Arrangements

      Some options awarded under our 1997, 2000 and 2002 Stock Plans provided that the options will become fully vested and fully exercisable if, anytime within 24 months following a change of control, the option holder’s employment is terminated other than for cause or if a constructive termination of the option holder’s employment occurs. Events constituting a constructive termination include a significant reduction in the option holder’s duties, position or responsibilities without the option holder’s prior written consent.

BOARD OF DIRECTORS AND COMMITTEES

      The board of directors currently has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. There were 25 meetings of the full board of directors during the fiscal year ended December 31, 2004. Each director attended at least 75 percent of the total number of meetings of the board of directors and committees on which he served.

      Audit Committee. During fiscal year ended December 31, 2004, the Audit Committee was composed of Messrs. Abbe and Green and Mr. R. David Spreng, who resigned from the board of directors effective July 25, 2005, and was chaired by Mr. Green, all of which are “independent” as defined in the Nasdaq listing standards. On September 29, 2005, the board of directors appointed Mr. Howard to the Audit Committee. Due to Mr. Howard's relationship with Steel Partners II, L.P., the Company's largest stockholder, he is not “independent” as defined in the Nasdaq listing standards.

The Audit Committee reviews our internal accounting procedures, consults with and reviews the services provided by our independent accountants, makes recommendations to the board of directors about selection of and services provided by independent accountants, reviews with the independent accountants the scope and results of their annual examination of our consolidated financial statements, and performs the other functions specified in the Audit Committee Charter.

The Audit Committee met 6 times during the fiscal year ended December 31, 2004. A copy of our current Audit Committee Charter, amended as of September 23, 2004, was attached as Appendix B to our proxy statement of the 2004 Annual Meeting of Stockholders held December 16, 2004.

      Compensation Committee. During fiscal year ended December 31, 2004, the Compensation Committee was composed of Messrs. Abbe and Green and Mr. R. David Spreng, who resigned from the board of directors effective July 25, 2005, all of which are “independent” as defined in the Nasdaq listing standards, and was chaired by Mr. Abbe. On September 29, 2005, the board of directors appointed Mr. Howard to the Compensation Committee. Due to Mr. Howard's relationship with Steel Partners II, L.P., the Company's largest stockholder, he is not “independent” as defined in the Nasdaq listing standards.

The Compensation Committee reviews and approves the salaries, incentive compensation and benefits of the Company’s officers and employees, including stock compensation and loans, and administers the Company’s stock plans and employee benefit plans.

The Compensation Committee met 5 times during the fiscal year ended December 31, 2004.

Nominating and Corporate Governance Committee. During fiscal year ended December 31, 2004, the Nominating and Corporate Governance Committee was composed of Messrs. Abbe and Green and Mr. R. David Spreng, who resigned from the board of directors effective July 25, 2005, all of which are “independent” as defined in the Nasdaq listing standards, and was chaired by Mr. Abbe. On September 29, 2005, the board of directors appointed Mr. Howard to the Nominating and Corporate Governance Committee. Due to Mr. Howard's relationship with Steel Partners II, L.P., the Company's largest stockholder, he is not “independent” as defined in the Nasdaq listing standards.

The Nominating and Corporate Governance Committee evaluates and makes recommendations to the board of directors concerning the composition, qualifications, performance and compensation of the board of directors and its related committees, the identification of qualified directors nominees and the development of corporate governance guidelines and policies.

The Nominating and Corporate Governance Committee was established on September 8, 2003 and met twice during the fiscal year ended December 31, 2004. A copy of our current Nominating and Corporate Governance Committee Charter, amended as of September 23, 2004, was attached as Appendix A to our proxy statement of the 2004 Annual Meeting of Stockholders held December 16, 2004.

In order to identify and evaluate candidates for the board of directors, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee regularly reviews the current composition and size of the board of directors, reviews qualifications of candidates, evaluates the performance of the board of directors as a whole, evaluates the performance and qualifications of individual members of the board of directors eligible for re-election at the annual meeting of stockholders, considers the need of the board of directors and its respective committees. The Nominating and Corporate Governance Committee considers such factors as issues of character, judgment, independence, expertise, diversity of experience, understanding of and achievements in manufacturing, technology, finance and marketing, the ability of a candidate to make a meaningful contribution to the Company, other commitments and potential conflicts of interest and considers such other factors as the Nominating and Corporate Governance Committee may deem appropriate in the context of identifying the needs of the board of directors at a particular point in time. As the needs of the board of directors may change from time to time depending on changes in the Company's business and market trends, the Nominating and Corporate Governance Committee has not established any specific, minimum qualifications that must be met by a candidate for the board of directors or that there are specific qualities or skills that are necessary for one or more of the members of the board of directors to possess. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders if submitted in writing to the Chairman of the Board of Directors, c/o Terry Gibson, Corporate Secretary, 560 S. Winchester Blvd., Suite 500, San Jose, California 95128.

  Stockholders may communicate with the board of directors by submitting their communication in writing to Chairman of the Board of Directors, c/o Terry Gibson, Corporate Secretary, 560 S. Winchester Blvd., Suite 500, San Jose, California 95128. All such communications will be forwarded to the board of directors for its consideration.

DIRECTOR COMPENSATION

      Each non-employee director receives a quarterly retainer in the amount of $2,000. In addition, each non-employee director receives $1,000 for attending a board meeting in person, $500 for attending a committee meeting in person, and $250 for attending a board or committee meeting by telephone. We do not compensate directors for committee meetings held together with a board meeting. We reimburse directors for travel and other expenses incurred in attending board and committee meetings.

     Each non-employee director who is first appointed or elected after September 26, 2000 (the date of our initial public offering) will automatically receive under our 2000 Director Option Plan an option to acquire 8,000 shares of Common Stock. These initial options will vest in four equal annual installments. Each non-employee director in office for at least six months before each annual meeting of stockholders will receive an additional option to acquire 8,000 shares of Common Stock under the 2000 Director Option Plan and our 2000 Option Plan. These subsequent options will vest on the fourth anniversary of the date of grant. All non-employee directors waived their rights to receive any option grants during 2004.

EXECUTIVE OFFICERS

      The name of our executive officer and his age, title and biography as of October 24, 2005 appears below.

Name	Age	Position

Terry Gibson	52	Chief Executive Officer, Chief Financial Officer and Secretary

      Terry Gibson has served as our chief executive officer since January 16, 2005 and as our executive vice president and chief financial officer since joining CoSine in January 2002. Prior to joining us, Mr. Gibson served as chief financial officer of Calient Networks, Inc. from May 2000 through December 2001. He served as chief financial officer of Ramp Networks, Inc. from March 1999 to May 2000 and as chief financial officer of GaSonics, International from June 1996 through March 1999. He also served as vice president and corporate controller of Lam Research Corporation from February 1991 through June 1996. Mr. Gibson holds a B.S. in Accounting from the University of Santa Clara.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Indebtedness Of Management

Prior to our initial public offering, all employees were allowed to pay the exercise price for their 1997 Stock Plan options with full recourse promissory notes secured by a pledge of the shares underlying the exercised options. We hold promissory notes from certain executive officers that elected to do so. The notes have annual rates of interest ranging from 6.09% to 6.77%. In December 2000, the Compensation Committee approved the change of all outstanding promissory notes given by employees in connection with the exercise of options from full recourse to non-recourse. At December 31, 2004, the principal amounts, maturity dates, and annual rates of interest of the outstanding notes executed by executive officers as of that date were as follows:

	Principal
	Amount of		Annual Rate
Executive Officer	Note(s)	Maturity Date	of Interest

Stephen Goggiano	$600,000	February 1, 2010	6.77%

      This note was cancelled in January 2005 in return for the shares of CoSine common stock pledged as security for the note.

Certain Transactions

        Effective September 23, 2004, we extended severance agreements to Mr. Goggiano, our President and Chief Executive Officer, and Mr. Gibson, our Chief Financial Officer, covering the period of August 1, 2004 through the earlier of (i) December 31, 2004 or (ii) the termination of their respective employments due to the elimination of their respective jobs if caused by a merger, sale, acquisition, liquidation, dissolution, consolidation or similar corporate transaction, in exchange for their continued service to us as we explored strategic alternatives. In exchange for their continued service during this time period, Mr. Goggiano and Mr. Gibson each received a retention bonus equal to 100% of their base 2004 annual salary, paid in January 2005. In addition, we are paying for the cost of Mr. Goggiano's and Mr. Gibson's and their respective families' health care for a period of 12 months through December 31, 2005.

        Since his termination of employment on January 3, 2005, Mr. Gibson has served as our Chief Financial Officer and Secretary as a consultant to us for which he is paid $22,083 per month. On January 16, 2005, Mr. Gibson assumed the additional duties of Chief Executive Officer upon the death of Mr. Goggiano. On April 26, 2005, Mr. Gibson's consultancy was extended by the board of directors to continue on a month to month basis.

EXECUTIVE COMPENSATION

      The following table summarizes the total compensation awarded to, earned by, or paid for services rendered to us in all capacities during each of the fiscal years ended December 31, 2004, 2003 and 2002, respectively, by each person who served as an one of our executive officers at any time during 2004 (the “Named Executive Officers”).

Summary Compensation Table

				Long Term
				Compensation
				Awards
		Annual Compensation		Securities
	Fiscal			Underlying		All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Options (#)		Compensation ($)

Stephen Goggiano(1)	2004	$300,908	$—	—		$—
Director, President and	2003	300,908	—	90,000		—
Chief Executive Officer	2002	300,908	—	220,000	(4)	—
Terry Gibson(2)	2004	265,358	—	—		—
Executive Vice President and	2003	265,358	—	46,000		—
Chief Financial Officer	2002	260,128	—	60,000	(5)	—
Jerry Jalaba(3)	2004	186,813	—	—		—
Senior Vice President,	2003	92,975	10,000	50,000		—
Worldwide Sales

(1)
Mr. Goggiano served as president and chief operating officer in fiscal year 2001 and was appointed to the board of directors and named chief executive officer on March 3, 2002. Upon his termination of employment on January 3, 2005, Mr. Goggiano received his retention bonus equal to 100% of his base 2004 annual salary and began receiving reimbursement of his family's health care which will continue through December 31, 2005. Mr. Goggiano passed away on January 14, 2005.

(2)
Upon his termination of employment on January 3, 2005, Mr. Gibson received his retention bonus equal to 100% of his base 2004 annual salary and began receiving reimbursement of his family's health care which will continue through December 31, 2005.

(3)	Mr. Jalaba began employment on August 4, 2003 and resigned on July 8, 2004.

(4)
Includes the grant of options in 2002 for the purchase of 90,000 shares, the subsequent re-pricing of those options in November of 2002, and the re-pricing of options granted prior to 2002 for the purchase of an aggregate of 40,000 shares.

(5)	Includes the grant of options in 2002 for the purchase of 30,000 shares and the subsequent re-pricing of those options in November of 2002.

Stock Option Grants

There were no stock options awarded to each of the Named Executive Officers during the year ended December 31, 2004.

Stock Option Exercises in 2004 and 2004 Year End Values

The following table sets forth certain information regarding the exercise of stock options by the Named Executive Officers during the fiscal year ended December 31, 2004 and stock options held as of December 31, 2004 by the Named Executive Officers.

Aggregate Stock Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

Number of Securities
			Underlying Unexercised		Value of Unexercised In-
			Options at		the-Money Options at
	Shares		December 31, 2004(3)		December 31, 2004(2)
	Acquired or	Value
	Exercised	Realized(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
	(#)	($)	(#)	(#)	($)	($)

Stephen Goggiano	—	$—	139,166	80,834	—	—
Terry Gibson	—	—	40,083	35,917	—	—

(1)	Based on the fair value of the underlying securities on the date of exercise minus the exercise price. Values are stated on a pre-tax basis.

(2)	Based on the closing sales price of $2.80 of the underlying securities as of December 31, 2004 as reported on the Nasdaq National Market minus the exercise price. Values are stated on a pre-tax basis.

(3)	All options held by Mr. Goggiano and Mr. Gibson expired on April 6, 2005.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
DIRECTORS ON EXECUTIVE COMPENSATION

Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Report of the Compensation Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

      The Compensation Committee (the “Committee”) determines the compensation of the Company’s executive officers, including the Chief Executive Officer, and oversees the administration of executive compensation programs.

     Executive Compensation Policies and Programs. Historically, the Company’s executive compensation programs have been designed to attract and retain highly qualified executives and to motivate them to maximize stockholder returns by achieving both short-term and long-term strategic Company goals. The programs linked each executive’s compensation directly to individual and/or Company performance.

      Historically, there were three basic components to the Company’s “pay for performance” system: base pay; incentive bonus; and long-term, equity-based incentive compensation. Each component was addressed in the context of individual and/or Company performance, competitive conditions and equity among employees. In determining competitive compensation levels, the Company analyzed information from several independent surveys. These surveys included information regarding the general industry as well as other companies within the telecommunications and networking industries. A comparison of the Company’s financial performance with that of the companies and indices shown in the Performance Graph was only one of many factors considered by the Committee to determine executive compensation.

In fiscal year 2004, as the Company explored its strategic alternatives, including a possible merger, sale and/or dissolution of the Company, the Company's executive compensation was based on that which was reasonably necessary and appropriate to retain its executive officers during the exploration of strategic alternatives for the Company.

For fiscal year 2005 as the Company implements its strategy to redeploy its existing resources to identify and acquire new business operations, it is anticipated that executive compensation will be determined according to the Company's historic executive compensation programs.

     Base Pay. Historically, base pay was designed to be competitive (generally between the 50th and 75th percentiles) as compared to salary levels for equivalent executive positions at other companies within the telecommunications and telecommunications industries. An executive’s actual salary within this competitive framework varied based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance (measured against strategic management objectives such as maintaining customer satisfaction, developing innovative products, strengthening market share and profitability, and expanding the markets for the Company’s products). The types and relative importance of specific financial and other business objectives varied among the Company’s executives depending on their positions and the particular operations or functions for which they were responsible and depending on the overall financial position of the Company.

The Company's executive officers did not receive an increase in their base pay for 2004 compared to 2003. We believe the base pay received by the Company's executive officers was reasonably necessary and appropriate to retain its executive officers during the exploration of strategic alternatives for the Company.

     Incentive Bonus. Effective September 23, 2004, the Committee extended severance agreements to Mr. Goggiano, the Company's President and Chief Executive Officer, and Mr. Gibson, the Company's Chief Financial Officer, covering the period of August 1, 2004 through the earlier of (i) December 31, 2004 or (ii) the termination of their respective employments due to the elimination of their respective jobs if caused by a merger, sale, acquisition, liquidation, dissolution, consolidation or similar corporate transaction, in exchange for their continued service to the Company as it explored strategic alternatives. In exchange for their continued service during this time period, Mr. Goggiano and Mr. Gibson each received a retention bonus equal to 100% of their base 2004 annual salary, paid in January 2005. In addition, the Company is paying for the cost of Mr. Goggiano's and Mr. Gibson's and their respective families' health care for a period of 12 months through December 31, 2005. We believe these arrangements were reasonably necessary and appropriate to ensure the retention of the Company's executive officers during the exploration of strategic alternatives for the Company. No other incentive bonuses were granted to the Company's executive officers during fiscal year 2004.

     Long-Term, Equity-Based Incentive Compensation. Historically, the long-term equity-based compensation program was tied directly to stockholder return. Under that program, long-term incentive compensation consisted of stock options under the 2000 Stock Plan.

      Historically, stock options were awarded with an exercise price equal to the fair market value of the Common Stock on the date of grant. Accordingly, the executive was rewarded only if the market price of the Common Stock appreciated. Since options vest over time, the Company periodically granted new options to provide continuing incentives for future performance. The size of previous grants and the number of options held were considered by the Committee, but are not entirely determinative of future grants. Like base pay, the grant was set with regard to competitive considerations, and each executive’s actual grant was based upon individual performance measured against the criteria described in the preceding paragraphs and the executive’s potential for future contributions.

      Stock options under the 2000 Stock Plan were designed to align the interests of the Company’s executives with those of stockholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and the stockholders’ return. In addition, through time-based vesting, this component of the compensation system was designed to create an incentive for the individual executive to remain with the Company.

There were no stock option grants to our executive officers in 2004 as the Company explored its strategic alternatives.

     Annual Reviews. Historically, the Committee reviewed the executive compensation policies with respect to the linkage between executive compensation and Company performance, as well as the competitiveness of the programs. The Committee determined what changes, if any, were appropriate in the compensation programs for the following year. In conducting the annual review, the Committee considered information provided by human resources staff and used surveys and reports prepared by independent compensation consultants.

      Historically, the Committee, with the president and human resources staff, reviewed the individual performance of each of the other executive officers, and the president’s recommendations with respect to the appropriate compensation levels and awards. The Committee set performance and bonus targets, and made stock option grants under the 2000 Stock Plan. The Committee also reviewed with the president and the human resources staff the financial and other strategic objectives, such as those identified above, for each of the executive officers for the following year.

While this approach was initially used to determine executive base pay for fiscal year 2004, other components of executive compensation were based on arrangements that were reasonably necessary and appropriate to ensure the retention of the Company's executive officers during the exploration of strategic alternatives for the Company.

For fiscal year 2005 as the Company implements its strategy to redeploy its existing resources to identify and acquire new business operations, it is anticipated that executive compensation will be determined according to the Company's historic executive compensation programs.

     Chief Executive Officer. In setting Mr. Goggiano’s compensation for fiscal 2004, the Committee focused primarily on that which was reasonably necessary and appropriate to retain Mr. Goggiano during the exploration of strategic alternatives for the Company.while noting continued progress toward the achievement of various strategic objectives, despite the difficult market conditions within the telecommunications industry. However, the Committee did not grant increases in base pay or stock option grants to Mr. Goggiano in fiscal year 2004. Effective September 23, 2004, the Committee extended a severance agreement to Mr. Goggiano covering the period of August 1, 2004 through the earlier of (i) December 31, 2004 or (ii) the termination of his respective employment due to the elimination of his respective job if caused by a merger, sale, acquisition, liquidation, dissolution, consolidation or similar corporate transaction, in exchange for his continued service to the Company as it explored strategic alternatives. In exchange for his continued service during this time period, Mr. Goggiano received a retention bonus equal to 100% of his base 2004 annual salary, paid in January 2005. In addition, the Company is paying for the cost of Mr. Goggiano's family's health care for a period of 12 months through December 31, 2005. We believe this arrangement was reasonably necessary and appropriate to ensure the retention of Mr. Goggiano during the exploration of strategic alternatives for the Company.

During fiscal year ended December 31, 2004, the Compensation Committee was composed of Messrs. Abbe and Green and Mr. R. David Spreng, who resigned from the board of directors effective July 25, 2005, all of which are “independent” as defined in the Nasdaq listing standards, and was chaired by Mr. Abbe. On September 29, 2005, the board of directors appointed Mr. Howard to the Compenation Committee. Due to Mr. Howard's relationship with Steel Partners II, L.P., the Company's largest stockholder, he is not “independent” as defined in the Nasdaq listing standards.

Members of the Compensation Committee

Charles J. Abbe
Donald Green
Jack L. Howard

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee of the board of directors (the “Compensation Committee”) during fiscal year 2004, were Donald Green, Charles J. Abbe and R. David Spreng. Mr. Abbe served as Chairman of the Compensation Committee. During fiscal year 2004, the Compensation Committee was composed solely of non-employee directors. None of these persons is, or has been at any time since our incorporation, one of our officers or employees or an officer or employee of any of our subsidiaries.

      No executive officer of the Company has served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or Compensation Committee.

PERFORMANCE GRAPH

 Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Performance Graph shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

      The following graph demonstrates a comparison of cumulative total returns for CoSine’s Common Stock, the Nasdaq National Market Composite Index, and the Nasdaq Telecommunications Index during the period from September 26, 2000 (the date of the Company’s initial public offering) to December 31, 2004. The graph assumes an investment of $100 on September 26, 2000 in each of the Company’s Common Stock, and the stocks comprising the Nasdaq National Market Composite Index and the Nasdaq Telecommunications Index. The Indices assume that all dividends were reinvested.

* $100 invested on 9/26/00 in stock or index, including reinvestment of dividends. Fiscal year ending December 31.

	09/26/00	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

COSINE COMMUNICATIONS, INC.	100.00	61.41	6.74	2.63	3.21	1.22
NASDAQ NATIONAL MARKET COMPOSITE INDEX	100.00	58.55	46.18	32.56	48.69	53.05
NASDAQ TELECOMMUNICATIONS INDEX	100.00	50.38	35.14	18.24	30.43	32.77

     The Stock Performance shown on the Graph above is not necessarily indicative of future performance. The Company will not make nor endorse any predictions as to future stock performance.

REPORT OF THE AUDIT COMMITTEE

     Notwithstanding anything to the contrary set forth in any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.

      The Audit Committee has:

•	Reviewed and discussed with management the audited financial statements for the year ended December 31, 2004.

•	Discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61.

•
Received the written disclosures and the letter from the independent auditor regarding the auditor’s independence as required by Independence Standards Board Standard No. 1, has discussed with the independent auditor the auditor’s independence, and has considered whether the non-audit services provided by the independent auditor are compatible with maintaining its independence.

•
Based on the review and discussions above, recommended to the board of directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the Securities and Exchange Commission.

•	Recommended to the board of directors that the Company retain Burr, Pilger & Mayer LLP, as independent auditors for the fiscal year ended December 31, 2005.

     During fiscal year ended December 31, 2004, the Audit Committee was composed of Messrs. Abbe and Green and Mr. R. David Spreng, who resigned from the board of directors effective July 25, 2005, and was chaired by Mr. Green, all of which are “independent” as defined in the Nasdaq listing standards. On September 29, 2005, the board of directors appointed Mr. Howard to the Audit Committee. Due to Mr. Howard's relationship with Steel Partners II, L.P., the Company's largest stockholder, he is not “independent” as defined in the Nasdaq listing standards. The board of directors has adopted a written charter for the Audit Committee.

MEMBERS OF THE AUDIT COMMITTEE

Charles J. Abbe
Donald Green
Jack L. Howard

A copy of our current Audit Committee Charter, amended as of September 23, 2004, was attached as Appendix B to our proxy statement of the 2004 Annual Meeting of Stockholders held December 16, 2004.

OTHER MATTERS

      The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the enclosed proxy gives the persons named in the proxy discretionary authority to vote on such matters. The Board of Directors intends that these persons will vote on such matters in accordance with their best judgment.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10 percent stockholders are required by the regulations of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal years ended December 31, 2004, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

STOCKHOLDER PROPOSALS

      The Company anticipates that its 2006 annual meeting of stockholders will be held on or about May 12, 2006. The Company’s bylaws require stockholders to give the Company 90 days advance notice of any proposal or director nomination to be submitted at any meeting of stockholders. The bylaws prescribe the form of and the information to be contained in any such notice. For any stockholder proposal or nomination to be considered at the 2006 annual meeting of stockholders, the stockholder’s notice must be received by Terry Gibson, Secretary of CoSine, at 560 S. Winchester Blvd., Suite 500, San Jose, CA 95128 no later than February 13, 2006. In addition, for a proposal by a stockholder to be included in the Company’s proxy statement and form of proxy for the 2006 annual meeting of stockholders under rule 14a-8 of the Securities Exchange Act of 1934, the proposal must be received by Terry Gibson, Secretary of CoSine, at 560 S. Winchester Blvd., Suite 500, San Jose, CA 951258 on or before the close of business on the later of the 90th day prior to the 2006 Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made in order to be eligible for inclusion. Rules under the Securities Exchange Act of 1934 describe standards as to the submission of stockholder proposals.

ANNUAL REPORT ON FORM 10-K

     A copy of CoSine’s 2004 Annual Report on Form 10-K (without exhibits) will be available to stockholders without charge upon request to: Investor Relations, CoSine Communications, Inc., 560 S. Winchester Blvd., Suite 500, San Jose, CA 95128.

By Order of the Board of Directors

/s/ TERRY GIBSON

Terry Gibson
Secretary

 Annex A

Proposed Amendment to Article VII of
Second Amended and Restated Certificate of Incorporation
of
CoSine Communications, Inc.

ARTICLE VII.

1. The management of the business and the conduct of the affairs of the Corporation shall be vested in its Board of Directors. The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed by, or determined in the manner provided in, the Bylaws of the Corporation.

 ~~2. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the Board of Directors shall be divided into three classes, as nearly equal in size as is practicable, designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date of the closing of the Corporation's initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock to the public (the "Initial Public Offering"), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.~~

 ~~3~~2. ~~Notwithstanding the foregoing provisions of this Article VII,~~Each director who is serving as a director on the date of this Third Amended and Restated Certificate of Incorporation shall hold office until the next annual meeting of stockholders after such date and until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal, notwithstanding that such director may have been elected for a term that extended beyond the date of such next annual meeting of stockholders. At each annual meeting of stockholders after the date of this Third Amended and Restated Certificate of Incorporation, directors elected at such annual meeting shall hold office until the next annual meeting of stockholders and until~~each director shall serve until~~ such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. ~~If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.~~

 ~~4~~3. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal, or other causes shall be filled by either (i) the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of voting stock of the corporation entitled to vote generally in the election of directors ("Voting Stock") voting together as a single class; or (ii) by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such newly created directorship shall be filled by the stockholders, be filled only by the affirmative vote of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding two sentences shall hold office until the next annual meeting of stockholders and until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal.~~for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred.~~

 ~~5~~4. The affirmative vote of sixty-six and two-thirds percent (66-2/3%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required for the adoption, amendment or repeal of the following sections or Articles of the corporation's Bylaws by the stockholders of this corporation: 2.2 (Annual Meeting), 2.3 (Special Meeting), 2.5 (Advance Notice of Stockholder Nominees and Stockholder Business), 3.2 (Number of Directors) and Article VI (Indemnification).

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 ~~6~~5. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of the stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent.

 ~~7~~6. Subject to the rights of any series of Preferred Stock, any director, or the entire Board of Directors, may be removed from office at any time (i) with cause by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the Voting Stock, voting together as a single class; or (ii) without cause by the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all of the then-outstanding shares of the Voting Stock.

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Annex B

Proposed Amendment to and Restatement of Article IV of
Second Amended and Restated Certificate of Incorporation
of
CoSine Communications, Inc.

ARTICLE IV.

  1. Authorized Shares.The total number of shares of all classes of stock which the Corporation shall have authority to issue is 303,000,000, of which (i) 300,000,000 shares, par value $0.0001 per share, are to be of a class designated Common Stock ("Common Stock") and (ii) 3,000,000 shares, par value $0.0001 per share, are to be of a class designated Preferred Stock ("Preferred Stock"). The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to any limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series of Preferred Stock, including without limitation authority to fix by resolution or resolutions, the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

2. Changes in Number of Designated Shares. The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issue of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

3. Limitation on Acquisition of Shares.

(a) Certain Acquisitions Prohibited.

(i) If an individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group deemed to be a person under Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (each a "Person"), shall attempt to purchase or acquire in any manner whatsoever, whether voluntarily or involuntarily, by operation of law or otherwise, any shares of capital stock of the Corporation or any option, warrant or other right to purchase or acquire capital stock of the Corporation (such warrant, option, or security being an "Option") or any securities convertible into or exchangeable for capital stock of the Corporation or any interest in any other entity that directly, indirectly or constructively owns any shares of capital stock of the Corporation (any such purchase or acquisition being an "Acquisition"), in each case, whether voluntary or involuntary, of record, by operation of law or otherwise (provided, however, that a transaction that is a pledge (and not an acquisition of tax ownership for U.S. federal income tax purposes) shall not be deemed an Acquisition but a foreclosure pursuant thereto shall be deemed to be an Acquisition), and such Acquisition shall affect the percentage of capital stock that is treated as owned by a five percent stockholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder) with respect to the Corporation (a "Five Percent Stockholder"), then such Person shall be a "Restricted Holder", and such Acquisition shall not be permitted except as authorized pursuant to this Article IV, Section 3; provided, however, that for purposes of determining the existence and identity of, and the amount of capital stock owned by, any FivePercent Stockholders or Restricted Holders, the Corporation is entitled to rely conclusively on (a) the existence and absence of filings of Schedules 13D and 13G (or any similar schedules) as of any date and (b) its actual knowledge of the ownership of its capital stock. For purposes of this Article IV, Section 3, "capital stock" shall include the Common Stock, par value $.0001 of the Corporation.

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(ii) The restrictions contained in this Article IV, Section 3, are for the purpose of reducing the risk that any change in stock ownership may jeopardize the preservation of the Corporation's U.S. federal, state and local income tax attributes under Code Section 382 or equivalent provisions of state or local law (collectively, the "Tax Benefits"). In connection therewith, and to provide for the effective policing of these provisions, a Restricted Holder who proposes to effect an Acquisition, prior to the date of the proposed Acquisition, request in writing (a "Request") that the Board of Directors of the Corporation review the proposed Acquisition and authorize or not authorize the proposed Acquisition pursuant to subsection (c) hereof. A Request shall be mailed or delivered to the Secretary of the Corporation at the Corporation's principal place of business or telecopied to the Corporation's telecopier number at its principal place of business. Such Request shall be deemed to have been delivered when actually received by the Secretary of the Corporation. A Request shall include (a) the name, address and telephone number of the Restricted Holder, (b) a description of the interest proposed to be Acquired by the Restricted Holder, (c) the date on which the proposed Acquisition is expected to take place, (d) the name of the intended transferor of the interest to be Acquired by the Restricted Holder, and (e) a Request that the Board of Directors authorize, if appropriate, the Acquisition pursuant to subsection (c) hereof and inform the Restricted Holder of its determination regarding the proposed Acquisition. If the Restricted Holder seeks to effect an Acquisition, at the next regularly scheduled meeting of the Board of Directors following the tenth business day after receipt by the Secretary of the Corporation of a Request, the Board of Directors will act to determine whether to authorize the proposed Acquisition described in the Request under subsection (c) hereof. The Board of Directors shall conclusively determine whether to authorize the proposed Acquisition, in its sole discretion and judgment, and shall immediately cause the Restricted Holder making the Request to be informed of such determination.

(b) Effect of Unauthorized Acquisition. Any Acquisition attempted to be made in violation of this Article IV, Section 3, will be null and void. In the event of an attempted or purported Acquisition by a Restricted Holder in violation of this Article IV, Section 3, the Corporation shall be deemed to be the agent for the transferor of the prohibited shares (the "Prohibited Shares"). The Corporation shall be such agent for the limited purpose of consummating a sale of the Prohibited Shares to a Person who is not a Restricted Holder (an "Eligible Transferee"), which may include, without limitation, the transferor. The record ownership of the Prohibited Shares shall remain in the name of the transferor until the Prohibited Shares have been sold by the Corporation or its assignee, as agent, to an Eligible Transferee. Neither the Corporation, as agent, nor any assignee of its agency hereunder, shall be deemed to be a stockholder of the Corporation nor be entitled to any rights of a stockholder of the Corporation, including, but not limited to, any right to vote the Prohibited Shares or to receive dividends or liquidating distributions in respect thereof, if any, but the Corporation or its assignee shall only have the right to sell and transfer the Prohibited Shares on behalf of and as agent for the transferor to another person or entity; provided, however, that an Acquisition to such other person or entity does not violate the provisions of this Article IV, Section 3. The rights to vote and to receive dividends and liquidating distributions with respect to the Prohibited Shares shall remain with the transferor. The intended transferee shall not be entitled to any rights of stockholders of the Corporation, including, but not limited to, the rights to vote or to receive dividends and liquidating distributions with respect to the Prohibited Shares. In the event of a permitted sale and transfer, whether by the Corporation or its assignee, as agent, the proceeds of such sale shall be applied first, to reimburse the Corporation or its assignee for any expenses incurred by the Corporation acting in its role as the agent for the sale of the Prohibited Shares, second, to the extent of any remaining proceeds, to reimburse the intended transferee for any payments made to the transferor by such intended transferee for such shares, and the remainder, if any, to the original transferor.

(c) Authorization of Acquisition of Capital Stock by a Restricted Holder. The Board of Directors may authorize an Acquisition by a Restricted Holder, if, in its sole discretion and judgment it determines that the Acquisition is in the best interests of the Corporation and its stockholders. In deciding whether to approve any proposed Acquisition by a Restricted Holder, the Board of Directors may seek the advice of counsel with respect to the Corporation's preservation of the Tax Benefits and may request all relevant information from the Restricted Holder with respect to all capital stock directly or indirectly owned by such Restricted Holder. Any Person who makes a Request of the Board of Directors pursuant to this subsection (c) to effect an Acquisition shall reimburse the Corporation, on demand, for all reasonable costs and expenses incurred by the Corporation with respect to any proposed Acquisition, including, without limitation, the Corporation's reasonable costs and expenses incurred in determining whether to authorize that proposed Acquisition.

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(d) Certain Indirect Prohibited Acquisitions. In the event an Acquisition would be in violation of this Article IV, Section 3, as a result of attribution to the intended transferee of the ownership of capital stock by a Person (an "Other Person") who is not controlling, controlled by or under common control with the intended transferee, which ownership is nevertheless attributed to the intended transferee, the restrictions contained in this Article IV, Section 3, shall not apply in a manner that would invalidate any Acquisition to such Other Person, and the intended transferee and any Persons controlling, controlled by or under common control with the intended transferee (collectively, the "Intended Transferee Group") shall automatically be deemed to have transferred to the Corporation, sufficient capital stock (which capital stock shall (i) consist only of capital stock held legally or beneficially, whether directly or indirectly, by any member of the Intended Transferee Group, but not capital stock held through any Other Person, other than shares held through a Person acting as agent or fiduciary for any member of the Intended Transferee Group, (ii) be deemed transferred to the Corporation, in the inverse order in which it was acquired by members of the Intended Transferee Group, and (iii) be treated as Prohibited Shares) to cause the intended transferee, following such transfer to the Corporation, not to be in violation of the restrictions contained in this Article IV, Section 3; provided, however, that to the extent the foregoing provisions of this subsection (d) would not be effective to prevent an Acquisition in violation of this Article IV, Section 3, the restrictions contained in this Article IV, Section 3, shall apply to such other capital stock owned by the intended transferee (including capital stock actually owned by Other Persons), in a manner designed to minimize the amount of capital stock subject to the restrictions contained in this Article IV, Section 3, or as otherwise determined by the Board of Directors to be necessary to prevent an Acquisition in violation of the restrictions contained in this Article IV, Section 3 (which capital stock shall be treated as Prohibited Shares).

(e) Prompt Enforcement; Further Actions. After learning of an Acquisition by a Restricted Holder, the Corporation shall demand the surrender, or cause to be surrendered, to it, the certificates representing the Prohibited Shares, or any proceeds received upon a sale of the Prohibited Shares, and any dividends or other distributions made with respect to the Prohibited Shares. If such surrender is not made within 30 business days from the date of such demand, the Corporation may institute legal proceedings to compel such transfer; provided, however, that nothing in this subsection (e) shall (i) be deemed inconsistent with the Acquisition of the Prohibited Shares being deemed null and void pursuant to subsection (b) hereof, (ii) preclude the Corporation in its discretion from immediately bringing legal proceedings without a prior demand, or (iii) cause any failure of the Corporation to act within the time periods set forth in this subsection (c) to constitute a waiver or loss of any right of the Corporation under this Article IV, Section 3.

(f) Damages. Any Restricted Holder who knowingly violates the provisions of this Article IV, Section 3, and any persons controlling, controlled by or under common control with such a Restricted Holder, shall be jointly and severally liable to the Corporation for, and shall indemnify and hold the Corporation harmless against, any and all damages suffered as a result of such violation, including but not limited to damages resulting from a reduction in or elimination of the Corporation's ability to utilize its Tax Benefits, and attorneys' and auditors' fees incurred in connection with such violation.

(g) Legend on Certificates. All certificates for shares of Common Stock issued by the Corporation shall conspicuously bear the following legend: "The Second Amended and Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation") of the Corporation contains restrictions prohibiting the purchase or acquisition (collectively, the "Acquisition") of any capital stock without the authorization of the Board of Directors of the Corporation (the "Board of Directors"), if such Acquisition affects the percentage of capital stock that is treated as owned by a five percent stockholder (within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") and the Treasury Regulations promulgated thereunder), and such Acquisition would, in the sole discretion and judgment of the Board of Directors, jeopardize the Corporation's preservation of its U.S. federal income tax attributes pursuant to Section 382 of the Code and is not otherwise in the best interests of the Corporation and its stockholders. The Corporation will furnish without charge to the holder of record of this certificate a copy of the Certificate of Incorporation, containing the above-referenced restrictions on acquisitions of stock, upon written request to the Corporation at its principal place of business."

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(h) Conditions to Acquisition; Responsibilities of Transfer Agent. The Corporation may require, as a condition to the registration of the Acquisition of any of its capital stock or the payment of any distribution on any of its capital stock, that the intended transferee or payee furnish to the Corporation all information reasonably requested by the Corporation with respect to all the direct or indirect ownership interests in such capital stock. The Corporation may make such arrangements or issue such instructions to its stock transfer agent as may be determined by the Board of Directors to be necessary or advisable to implement this Article IV, Section 3, including, without limitation, instructing the transfer agent not to register any Acquisition of capital stock on the Corporations stock transfer records if it has knowledge that such Acquisition is prohibited by this Article IV, Section 3, and/or authorizing such transfer agent to require an affidavit from a intended transferee regarding such Person's actual and constructive ownership of capital stock and other evidence that an Acquisition will not be prohibited by this Article IV, Section 3, as a condition to registering any Acquisition.

(i) Authority of Board of Directors to Interpret. Nothing contained in this Article IV, Section 3, shall limit the authority of the Board of Directors to take such other action to the extent permitted by law as it deems necessary or advisable to protect the Corporation and preserve the Tax Benefits. Without limiting the generality of the foregoing, in the event of a change in law making one or more of the following actions necessary or desirable, the Board of Directors may, by adopting a written resolution of the Board of Directors, modify the definitions of any terms or conditions set forth in this Article IV, Section 3, or modify the definitions of any terms or conditions of this Article IV, Section 3, as appropriate to prevent an ownership change for purposes of Section 382 of the Code as a result of any changes in applicable Treasury Regulations or otherwise; provided, however, that the Board of Directors shall not cause there to be such acceleration, extension, change or modification unless it concludes in writing that such action is reasonably necessary or advisable to preserve the Tax Benefits or that the continuation of these restrictions is no longer reasonably necessary for the preservation of the Tax Benefits, and its conclusion is based upon a written opinion of tax counsel to the Corporation. The Corporation and the members of the Board of Directors shall be fully protected in relying in good faith upon the information, opinions, reports or statements of the chief executive officer, the chief financial officer or the chief accounting officer of the Corporation (or the person or persons performing the functions of such officers) or of the Corporation's legal counsel, independent auditors, transfer agent, investment bankers or other employees and agents in making the determinations and findings contemplated by this Article IV, Section 3, and the members of the Board of Directors shall not be responsible for any good faith errors made in connection therewith.

(j) Severability. If any part of the provisions of this Article IV, Section 3, are judicially determined to be invalid or otherwise unenforceable, such invalidity or unenforceability shall not affect the remainder of the provisions of this Article IV, Section 3, which shall be thereafter interpreted as if the invalid or unenforeceable part were not contained herein, and, to the maximum extent possible, in a manner consistent with preserving the ability of the Corporation to utilize to the greatest extent possible the Corporation's Tax Benefit.

(k) Expiration. The provisions of this Article IV, Section 3, shall apply until such time as the Board of Directors determines in its sole discretion that the provisions of this Article IV, Section 3, are no longer necessary for the preservation of the Corporation's Tax Benefits.

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COSINE COMMUNICATIONS, INC.
560 South Winchester Blvd., Suite 500
San Jose, California 95128

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to CoSine Communications, Inc., c/o Mellon Investor Services, Proxy Processing, P.O. Box 3510, S. Hackensack, NJ 07606-9210.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☐
                         KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COSINE COMMUNICATIONS, INC.
     THE BOARD OF DIRECTORS OF THE COMPANY
     RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4

Vote on Proposals
		For	Against	Abstain
1.	Election of Charles J. Abbe as a Class II Director	☐	☐	☐
2.
Approval of the proposal to amend CoSine Communications, Inc.'s Second Amended and Restated Certificate of Incorporation to de-classify the Board of Directors providing for an annual election of all our directors
		☐	☐	☐
3.
Approval of the proposal to amend CoSine Communications, Inc.'s Second Amended and Restated Certificate of Incorporation to restrict certain transfers of its securities to help assure the preservation of its net operating loss carryforwards
		☐	☐	☐
4.	Ratification of the Appointment of Burr, Pilger & Mayer LLP as Independent Auditors of CoSine Communications, Inc. for the current fiscal year	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly be brought before the meeting or any adjournment of postponement thereof.

IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3 and 4.

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as a corporation, attorney, executor, administrator, trustee or guardian, please give full title as such.

Mark here for address change and note on reverse side. ☐

Please indicate if you plan to attend this meeting	☐	☐
	YES	NO

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

COSINE COMMUNICATIONS, INC.
ANNUAL MEETING OF STOCKHOLDERS — NOVEMBER 15, 2005

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints TERRY GIBSON and JOHN V. ERICKSON, and each of them, each with full power of substitution as proxies for the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of CoSine Communications, Inc. to be held at Hotel Sofitel, 223 Twin Dolphin Drive, Redwood City, California 94065, on Tuesday, November 15, 2005, at 10:00 A.M. Pacific Time and any adjournment or postponement thereof, and to vote all shares of Common Stock held of record by the undersigned at the close of business on October 3, 2005 on the proposals stated on the reverse side.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN
BY THE UNDERSIGNED STOCKHOLDER.

IMPORTANT — THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

ADDRESS CHANGE:

(If an address change has been noted above, please mark the corresponding box on the reverse side.)